Exhibit 3.588

Form BCA-2.10
(Rev. Jan. 1999)

Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
http://www.sos.state.il.us
Payment must be made by certi-
fied check, cashier’s check, Illi-
nois attorney’s check, Illinois
C.P.A.’s check or money order,
payable to “Secretary of State.”
ARTICLES OF INCORPORATION
This space for use by Secretary of State
FILED
FEB 19 2003
JESSE WHITE
SECRETARY OF STATE
SUBMIT IN DUPLICATE!
This space for use by
Secretary of State
Date 2-19-03

Franchise Tax	$25
Filing Fee	$75

Approved:	$100

0030260541
5382/0105 90 001 page 1 of 2
2003-02-24 15:20:52
1.	CORPORATE NAME: Kankakee Quarry, Inc. (The corporate name must contain the word “corporation”, “company,” “incorporated, limited or an abbreviation thereof.)

2.	Initial Registered Agent:	C T Corporation System		0030260541

		First Name	Middle Initial	Last Name

	Initial Registered Office:		, 208 South LaSalle Street

		Number	Street	Suite #

		Chicago	IL Cook	60604

		City	County	Zip Code
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the company is to conduct the business of solid waste management and disposal, and to engage in any other business or activity permitted under Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor

Common	$.01	1,000	1,000	$1,000

				TOTAL = $ 1,000
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

		Name	Residential Address	City, State, ZIP

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	February 18	,	2003
	(Month & Day)		Year

	Signature and Name		Address
1.	/s/ W. E. Eggleston Signature	1.	3003 N. Central Ave., Suite 2600 Street

	W. E. Eggleston, Jr. (Type or Print Name)		Phoenix, AZ 85012 City/Town State ZIP Code

2.	Signature	2.	Street

	(Type or Print Name)		City/Town State ZIP Code

3.	Signature	3.	Street

	(Type or Print Name)		City/Town State ZIP Code
(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
Illinois Secretary of State                  Springfield, IL 62756
Department of Business Services Telephone (217) 782-9522 or 782-9523